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                                                                Exhibit 10.96


         "ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, AS REQUIRED BY
         SECTION 163(f)(2)(B) (ii) (II) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND
         SECTION 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED."


                                PROMISSORY NOTE



U.S. $12,000,000                                              February __, 1999


         FOR VALUE RECEIVED, the undersigned, Bankers Insurance Group, Inc. jointly and severally, promise to pay to the order of Western International Insurance Company, a company organized and existing under the laws of the Cayman Islands, British West Indies, together with any other holder hereof (herein, "Holder"), at a place designated by Holder outside the United States and its possessions the principal sum of


Twelve Million and 00/100 Dollars, ($12,000,000) together with interest thereon from date at Prime Rate per annum until maturity on the balance of principal from time to time remaining unpaid. Prime Rate shall mean the rate published in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks.


         Commencing on the first day of January 2001 equal principal payments of One Million Four Hundred Seventy Thousand Two Hundred Ninety Nine and 32/100 Dollars ($1,470,299.32) shall be due and payable together with accrued interest in semiannual payments, payments being made on the first day of January and July of each and every year. All unpaid principal and interest shall be due and payable in full on January 1, 2004.

         The obligations under this Note are subject to the terms of that certain Loan Agreement dated of even date hereof executed by and between Bankers Insurance Group, Inc. and Western International Insurance Company.

         The makers hereof shall not incur any penalty upon the prepayment of all or any part of the indebtedness evidenced hereby.

         If any payment of principal or interest hereby required is overdue for more than 30 days, the holder of this Note may, at its option, and without notice, declare the entire balance of principal then remaining unpaid to be immediately due and payable, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. Upon default in making any payment hereby required, each maker and endorser, jointly and severally,




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promise to pay all costs and expenses, including reasonable attorney's fees
(including the cost of any appeals), of not less than 10 (ten) percent, incurred in collecting this Note by legal proceedings or through an attorney. Principal and interest shall be payable in lawful money of the United States of America. All payments of principal and interest shall be payable only outside the United States and its possessions.

         This Note shall not be assigned or otherwise transferred by the Holder or by any other person, except with the prior written consent of the Maker, which may withhold such consent in its sole discretion, and assuming such consent is given the Maker shall require the Holder to surrender this Note to the Maker and thereupon the Maker shall either reissue a new promissory note to the transferee or assignee of the Holder.

         Time is of the essence hereunder. Any payment of principal or interest which is not paid when due, whether upon maturity or acceleration or otherwise as provided herein, shall bear interest at the rate of Eighteen (18%) percent per annum from the due date until paid.

         This Note is to be governed by and construed under the laws of the State of Florida, as amended.

         The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No action or omission of Holder, including specifically any failure to exercise or forbearance in the exercise of any remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent remedy as to a subsequent event.

         The undersigned and any other person liable for the payment hereof respectively, hereby (a) expressly waive any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; and (b) agree that Holder, in order to enforce payment of this Note against any of them, shall not be required first to institute any suit or to exhaust any of its remedies against the undersigned (or any co-maker) or against any other person liable for payment hereof or to attempt to realize on any collateral for this Note.

                                   BANKERS INSURANCE GROUP, INC.


                                   By:
                                       --------------------------------------
                                          G. Kristin Delano, Secretary




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                      PORTFOLIO INTEREST LOAN CERTIFICATE


         In connection with the loans from Western International Insurance Company, BANKAMERICA Building, Fort Street, P.O. Box 1369, George Town, Grand Cayman, B.W.I., to Bankers Insurance Group, Inc., Western International Insurance Company hereby certifies that the following statements are true and correct:

          1. Western International Insurance Company is not a United States person nor is it a bank for United States tax purposes.

          2. Bankers Insurance Group, Inc.'s obligation is not being acquired by or on behalf of or for resale to a United States person by Western International Insurance Company.

                                      [Place]
                                               ------------------------------
                                      [Date]
                                               -------------------------------


                                       Western International Insurance Company

                                       By:
                                           -----------------------------------
                                               Barry B. Benjamin, President